Exhibit 99.1
Energy West, Incorporated Announces
Appointment of Michael I. German to its Board of Directors
Great Falls, Mont., April 11, 2008/ PRNewswire — First Call/ — ENERGY WEST, INCORPORATED (NASDAQ: EWST — News), a natural gas and energy marketing company announced the appointment of Michael I. German to its board of directors to fill the vacancy created by the resignation of David A. Cerotzke. Mr. Cerotzke, a director since December 2003, indicated that business commitments prevent him from continuing to act as a director of the company.
“I would like to thank Dave Cerotzke for his service to the board and to the company. Under Dave’s leadership the company’s performance improved dramatically,” said Richard M. Osborne, the company’s chairman of the board and chief executive officer. “We appreciate his contribution and commitment to Energy West over the past four years.”
Mr. German has extensive natural gas company experience. He is the chief executive officer, president and a director of Corning Natural Gas Corporation, a public natural gas utility company in Corning, New York. Prior to joining Corning in November 2006, he was senior vice president, utility operations for Southern Union Company where he was responsible for gas utility operations in Missouri, Pennsylvania, Rhode Island and Massachusetts. From 1994 to 2005, Mr. German held several senior positions at Energy East Corporation, a publicly-held energy services and delivery company, including president of several utilities.
“We are extremely pleased to have Mike as a member of our board of directors,” said Mr. Osborne. “He has strong credentials and extensive natural gas experience. I am confident that Mike will be a valuable contributor to our board, as well as an excellent resource for our entire organization.”
About Energy West
Energy West, Incorporated distributes and sells natural gas to end-use residential, commercial, and industrial customers. It distributes approximately 23 billion cubic feet of natural gas to approximately 36,000 customers through regulated utilities operating in Montana, Wyoming, North Carolina and Maine. The company markets approximately 1.6 billion cubic feet of natural gas to commercial and industrial customers in Montana and Wyoming on an unregulated basis. The company also has a majority ownership interest in 162 natural gas producing wells and gas gathering assets. In addition, the company owns the Shoshone interstate and the Glacier gathering pipelines located in Montana and Wyoming. The company’s Montana public utility was originally incorporated in 1909 and is headquartered in Great Falls, Montana.
Safe Harbor Regarding Forward-Looking Statements
The company is including the following cautionary statement in this release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform

Act of 1995 for any forward-looking statements made by, or on behalf of, Energy West. Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words “anticipates,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “believes” and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Factors that may affect forward-looking statements and the company’s business generally include but are not limited to the company’s continued ability to make dividend payments, the company’s ability to implement its business plan, fluctuating energy commodity prices, the possibility that regulators may not permit the company to pass through all of its increased costs to its customers, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risks, risks associated with contracts accounted for as derivatives and various other matters, many of which are beyond the company’s control, the risk factors and cautionary statements made in the company’s public filings with the Securities and Exchange Commission, and other factors that the company is currently unable to identify or quantify, but may exist in the future. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
For additional information or clarification regarding Energy West, please contact: James W. Garrett, President and Chief Operating Officer, at (440) 205-1987.
The company’s toll-free number is (800) 570-5688. The company’s web address is http://www.energywest.com. The company’s address is 1 First Avenue South, Great Falls, Montana 59401.